EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-63423 and 333-29225) and Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-65352, 333-38795, 333-38797 and 333-68863) of Hercules Incorporated of our reports dated February 24, 2006, relating to the financial statements, financial statement schedule, and the effectiveness of Hercules Incorporated’s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO Seidman, LLP
March 3, 2006